                               EXCHANGE AGREEMENT


    This Exchange Agreement (this "Agreement") is made and entered into as of May 14, 1998, by and between Frontier Natural Gas Corporation, an Oklahoma corporation ("Frontier), and Joint Energy Development Investments II Limited Partnership, a Delaware limited partnership ("JEDI").

    1. INTRODUCTION. JEDI (through its predecessor-in-interest) and Aspect Resources LLC, a Colorado limited liability company ("Aspect"), entered into a Loan Agreement, dated as of September 17, 1997 (the "Loan Agreement"), pursuant to which JEDI agreed to advance amounts to Aspect based upon the terms and conditions set forth in the Loan Agreement. Under the Loan Agreement, Aspect owes JEDI in excess of $3.8 million and, in accordance with that Acquisition Agreement and Plan of Exchange, dated as of January 19, 1998 (the "Acquisition Agreement"), with Aspect and Esenjay Petroleum Corporation, a Texas corporation ("Esenjay"), Aspect has contributed certain of its assets to Frontier (the "Contributed Assets") and Frontier has agreed to assume $3.8 million of Aspect's debt to JEDI (the "Subject Debt"). JEDI and Frontier are entering into this Agreement to evidence their understanding regarding JEDI's conversion of the Subject Debt into shares of Frontier's common stock. By its execution hereof, JEDI acknowledges that it has been provided a copy of the executed Acquisition Agreement and that is has had an opportunity to review such agreement.

    2. CONVERSION. As of the date hereof, JEDI agrees to convert the Subject Debt into, and Frontier agrees to issue to JEDI, 675,000 shares (after taking into account a 1 for 6 reverse stock split, the "Conversion Shares") of Frontier's common stock, par value $.01 per share, which equates to approximately 5.7% of Frontier's issued and outstanding common stock.
Upon the issuance of the Conversion Shares, JEDI agrees that Frontier shall have no further obligation or liability for payment of the Subject Debt; provided, however, that Frontier hereby expressly assumes Aspect's obligations under Section 4.22 of the Loan Agreement with respect to the Contributed Assets and agrees to perform such obligations in the same manner and to the same extent as Aspect would have been required to perform but for the transactions contemplated by the Acquisition Agreement, which assumption and agreement shall survive Frontier's issuance of the Conversion Shares to JEDI. The parties agree that the fair market value of the Conversion Shares is equal to the amount of the Subject Debt. Such conversion shall be treated as a contribution of the Subject Debt to the capital of Frontier by JEDI and, along with the contributions contemplated by the Acquisition Agreement, is intended to qualify as a transfer under Section 351 of the Internal Revenue Code of 1986, as amended.

    3. REGISTRATION OF CONVERSION SHARES. The resale of the Conversion Shares will be registered, pursuant to a resale registration statement on Form SB-2 (that will be filed with the Securities and Exchange Commission within ten days of the date of issuance of the Conversion Shares and declared effective as soon thereafter as possible, but in no event later than 60 days after mutual execution of this Agreement). For so long as such registration statement is effective under the Securities Act of 1933, the Conversion Shares will be freely tradeable without volume limitations or otherwise. Frontier hereby covenants with JEDI that it will use its best efforts to take all actions necessary to maintain the effectiveness of the Form SB-2 for a minimum of two years from the effective date of such Form SB-2.

     4.   REPRESENTATIONS AND WARRANTIES.

          (a) FRONTIER. Frontier represents and warrants to JEDI that (i) the Conversion Shares, upon issuance to JEDI, will be (A) duly and validly issued and fully paid and non-assessable, free and clear of any preemptive rights,
(B) upon the effectiveness of the Form SB-2 resale registration statement, registered under the Securities Act of 1933, as amended, and freely tradeable without volume trading limitations or otherwise, and (C) based upon JEDI's representations set forth in Section 4(b) hereof (the accuracy of which are hereby assumed), issued to JEDI in a transaction that is exempt from registration under federal and state securities laws; (ii) Frontier has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby; and (iii) this Agreement constitutes a legal, valid and binding obligation of Frontier, enforceable against Frontier in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors' generally and by equitable limitations on the availability of specific remedies. In addition, the representations and warranties of Frontier, Esenjay and Aspect contained in Articles IV, VI and VII, respectively, of the Acquisition Agreement are incorporated herein and hereby made by Frontier to JEDI. Frontier hereby (i) represents and warrants to JEDI that such representations and warranties are true and correct as of the date hereof, (ii) agrees that whenever such representations and warranties refer to assets and properties, such assets and properties include the Aspect Assets and the Esenjay Assets (as such terms are defined in the Acquisition Agreement), (iii) agrees that whenever such representations are warranties refer to Related Documents (as such term is defined in the Acquisition Agreement), such documents include this Agreement, and (iv) agrees to indemnify and hold harmless JEDI for (x) any breach of or inaccuracy in such representations and warranties and the other representations and warranties of Frontier herein and (y) any breach of covenants contained in this Agreement, all in accordance with the provisions of Article XV of the Acquisition Agreement with JEDI being deemed a party indemnified thereunder.

          (b) JEDI. JEDI represents and warrants to Frontier that: (i) JEDI has full partnership power and authority to enter into this Agreement and to perform it obligations hereunder and to consummate the transactions contemplated hereby; (ii) this Agreement constitutes a legal, valid and binding obligation of JEDI, enforceable against JEDI in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies; (iii) JEDI has such knowledge and experience in business and financial matters as will enable it to evaluate the merits and risks of the prospective investment and to make an informed investment decision; (iv) JEDI is aware that no state or federal agency has reviewed or endorsed the Conversion Shares and that the Conversion Shares involve a degree of economic risk; (v) JEDI is purchasing the Conversion Shares for its own account for investment and not with a view to distribution, assignment, resale or other transfer; (vi) no person (other than JEDI and the direct or indirect beneficial owners of JEDI) will have, at the


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

time of purchase, a direct or indirect beneficial interest in the Conversion Shares; (vii) JEDI is authorized and otherwise duly qualified to purchase and hold the Conversion Shares acquired pursuant to this Agreement; and
(viii) JEDI was not formed for the specific purpose of acquiring the Conversion Shares. JEDI further understands that, as of the date hereof, Frontier has not registered the Conversion Shares under the Securities Act of 1933, as amended, or the applicable securities laws of any state in reliance on exemptions from registration, which exemptions depend upon JEDI's investment intent at the time it acquires the Conversion Shares.

     5. GOVERNING LAW. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Texas (without regard to its conflicts of law doctrines).

     6. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties hereto, and supersedes all prior agreements or understandings (whether written or oral), with respect to the subject matter hereof. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein.

     7. ARBITRATION. Any controversy, dispute or claim arising out of or related to this Agreement (a "Dispute") shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, by an arbitrator mutually agreed to by the parties. In the event the parties are unable to agree to the selection of an arbitrator within 10 days after the written notification by either party to this Agreement of the commencement of a Dispute, each party shall appoint one arbitrator who shall be an impartial person. Those two persons shall select a third person to serve as the arbitrator. Any arbitration shall be held in Houston, Texas within 60 days of the appointment of the arbitrator. The decision by the arbitrator shall be final and binding on each party. The arbitrator shall execute and deliver to each party its decision in writing. Judgment upon the award, if any, rendered by the arbitrator may be entered in any court having jurisdiction over the parties. No award by the arbitrator shall assess consequential, exemplary or punitive damages, but may assess the arbitration costs and expenses, including without limitation, attorneys fees of the parties, in a manner deemed equitable by the arbitrator, taking into account the arbitration decision. The parties to any Dispute shall maintain the confidentiality of any Dispute and any related arbitration proceeding for a period of 18 months, unless such disclosure is required by law.

     8. AMENDMENT. This Agreement may be amended, modified or supplemented only by the written agreement of the parties hereto.

     9. BINDING EFFECT. This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

     10. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                   JEDI:

                                   Joint Energy Development Investments II
                                   Limited Partnership

                                   By:  Enron Capital Management II
                                        Limited Partnership, its general partner

                                   By:  Enron Capital II Corp.,
                                        its general partner


                                   By:  /s/ Clifford Hickey
                                       -----------------------------------------


                                   Name:  Clifford P. Hickey
                                         ---------------------------------------


                                   Title:  Vice President
                                          --------------------------------------


                                   FRONTIER:

                                   Frontier Natural Gas Corporation


                                   By:  /s/ David B. Christofferson
                                       -----------------------------------------


                                   Name:  David B. Christofferson
                                         ---------------------------------------


                                   Title:  Exec. Vice President
                                          --------------------------------------


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